UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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FLUIDIGM CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fluidigm Files Preliminary Proxy Statement in Connection with Proposed Strategic

Capital Infusion from Casdin Capital and Viking Global Investors

SOUTH SAN FRANCISCO, Calif., Feb. 11, 2022 — Fluidigm Corporation (NASDAQ:FLDM), today filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement for a special meeting of stockholders (the “Special Meeting”) at which Fluidigm stockholders will have the opportunity to consider and vote upon various items related to the proposed and previously announced strategic capital infusion from leading life sciences investors Casdin Capital, LLC (“Casdin”) and Viking Global Investors LP (“Viking”). In connection with filing the preliminary proxy statement, Fluidigm also filed a strategic capital overview presentation. Both the preliminary proxy statement and strategic capital overview presentation can be found at www.sec.gov.

As previously announced on January 24, 2022, assuming stockholder approval and satisfaction of closing conditions, Fluidigm expects to receive an aggregate $250 million investment, inclusive of $25 million previously raised in the form of term loans, from Casdin and Viking, which will significantly advance the Company’s mission through new organic and inorganic growth initiatives while optimizing its cost structure. Upon the closing of the investment, Fluidigm will change its name to Standard BioTools Inc., better reflecting its ambitions to become an essential solutions partner to the life science industry focused on the highest growth areas of biological discovery and development.

Fluidigm’s preliminary proxy statement and strategic capital overview presentation can be found at www.sec.gov. When available, the Company will file its definitive proxy statement with the SEC, and expects to mail its definitive proxy statement and a proxy card in the coming weeks to all stockholders eligible to vote at the Special Meeting. The Fluidigm Board notes that stockholders are not required to take any action at this time.

Advisors

Jefferies LLC is serving as financial advisor to Fluidigm and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal advisor.

Centerview Partners LLC is serving as financial advisor to Casdin and Viking. Legal advisors are Paul, Weiss, Rifkind, Wharton & Garrison LLP serving Casdin and Kirkland & Ellis LLP serving Viking.

About Fluidigm

Fluidigm (Nasdaq:FLDM) focuses on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF® and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo Biomark, CyTOF, CyTOF XT, Helios, Hyperion, Imaging Mass Cytometry and IMC are trademarks and/or registered trademarks of Fluidigm Corporation or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Fluidigm uses its website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Fluidigm may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Fluidigm’s website and our social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

About Casdin Capital

Casdin Capital, LLC is a New York-based research investment firm focused on the innovations currently reshaping life sciences and healthcare. Founded in 2011, and with an eye to long-term returns and disruptive technologies, Casdin Capital is a trusted investor-partner in both private and public companies, collaborating with industry leaders to fuel their visions, adding energy, insight, and experience to the firm’s over $3 billion under management. For more information, please visit www.casdincapital.com.

About Viking Global Investors

Founded in 1999, Viking is a global investment management firm that manages approximately $48 billion of capital for its investors. It has offices in Greenwich, New York, Hong Kong, London, and San Francisco and is registered as an investment adviser with the U.S. Securities and Exchange Commission. For more information, please visit www.vikingglobal.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding: Fluidigm’s planned use of the proceeds from the transactions described in this communication (the “Transaction”); portfolio expansion through strategic acquisitions; cost structure optimization; growth in mass cytometry and microfluidics; investments to expand Fluidigm’s customer base; plans for Fluidigm’s products; the expected timing and closing of the Transaction; expectations for the Company’s brand and corporate name, capital structure and management following the closing of the Transaction; expansion of the Company’s business through mergers and acquisitions; improvements to the Company’s balance sheet and elimination of financing needs; access to capital markets; expanded internal capabilities; plans for investment and strategic initiatives to drive growth in mass cytometry and microfluidics markets, including product development and improvement plans and product launches; expense management; productivity and efficiency goals; Fluidigm’s access to diagnostics markets and adoption of its products in clinical and translational research markets; collaborations, partnerships and strategic transactions and benefits of those arrangements; and other expectations for Fluidigm following the closing of the Transaction. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to: the potential adverse effects of the coronavirus pandemic on our business and operating results; any failure to obtain required stockholder approval of the Transaction; the possibility that the conditions to the closing of the Transaction are not satisfied; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Fluidigm’s current plans and operations, including through the loss of customers, suppliers and employees; changes in Fluidigm’s business or external market conditions; uncertainties in contractual relationships; customers and prospective customers continuing to curtail or suspend activities utilizing our products; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; Fluidigm’s research and development and distribution plans and capabilities; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Fluidigm’s business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this communication. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

Additional Information and Where to Find It

Fluidigm, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the Transaction. Fluidigm plans to file a definitive proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Transaction.

Nicolas M. Barthelemy, Gerhard F. Burbach, Laura M. Clague, Bill W. Colston, S. Christopher Linthwaite, Carlos V. Paya and Ana K. Stankovic, all of whom are members of Fluidigm’s Board of Directors, and Vikram Jog, who is Fluidigm’s Chief Financial Officer, are participants in Fluidigm’s solicitation. Other than Mr. Linthwaite, none of such participants owns in excess of 1% of Fluidigm’s common stock. Mr. Linthwaite may be deemed to own approximately 1% of Fluidigm’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Fluidigm’s definitive proxy statement for its 2021 Annual Meeting of Shareholders (the “2021 Proxy Statement”), which was filed with the SEC on April 14, 2021. To the extent that holdings of Fluidigm’s securities by such persons have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

In addition, Eli Casdin and Dr. Martin D. Madaus are participants in Fluidigm’s solicitation. Neither Mr. Casdin nor Dr. Madaus owns in excess of 1% of Fluidigm’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Fluidigm will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FLUIDIGM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Fluidigm with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Fluidigm’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Fluidigm with the SEC in connection with the Transaction will also be available, free of charge, at Fluidigm’s investor relations website (investors.fluidigm.com) or by writing to Fluidigm Corporation, Attention: Investor Relations, 2 Tower Place, Suite 2000, South San Francisco, CA 94080.

Contacts:

Media:

Mark Spearman

VP, Corporate Communications

Fluidigm Corporation

650 243 6621

mark.spearman@fluidigm.com

Investors:

Peter DeNardo

415 389 6400

ir@fluidigm.com